SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated November 11, 2011, entitled- "Proteonomix, Inc. (PROT) Announces that its Subsidiary Proteoderm, Inc. has Received the Approval of its Application for INCI Registration of its Matrix NC-138 by the Cosmetic Ingredient Review Panel and is Now Able to Commercialize it Product in the USA." The press release is in its entirety below:

Proteonomix, Inc. (PROT) Announces that its Subsidiary Proteoderm, Inc. has Received the Approval of its Application for INCI Registration of its Matrix NC-138 by the Cosmetic Ingredient Review Panel and is Now Able to Commercialize it Product in the USA.

MOUNTAINSIDE, NJ-November 11, 2011- PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that the Cosmetic Ingredients Review Board (“CIR”) has approved and assigned an INCI nomenclature to its innovative Matrix NC-138 Cosmeceutical product, a necessary final step prior to manufacturing and commercialization of cosmetic products in the United States.

Michael Cohen, President of the Company, stated: “The approval of the CIR and its issuance of an INCI name to our Matrix NC-138 is a significant and momentous occasion. We have now demonstrated that we are committed to develop and deliver to the market safe and innovative products. The issuance of the INCI name will allow the company to move forward with commercialization of our cosmeceutical product, Proteoderm NC-138 in the USA.”

Proteoderm Inc. has developed a line of anti-aging skin care cosmetics based on its research with stem cell derivatives. We are the first company to use a matrix of proteins (“Matrix NC-138”) originally discovered in non-embryonic stem cells, to harness the anti-aging potential in cosmeceutical products.

Mr. Cohen continued: “We anticipate that our efforts to market the product and partner up with other cosmetic manufacturers will be greatly enhanced by the issuance of an INCI name.”

Based in Washington, D.C., the Personal Care Product Council (“PCPC”) has funded the Cosmetic Ingredient Review (“CIR") Expert Panel as an independent, nonprofit panel of scientists and physicians established in 1976 to assess the safety of ingredients used in cosmetics in the U.S. with the support of the U.S. Food and Drug Administration and the Consumer Federation of America in an open, unbiased, and expert manner, and to publish the results in the peer-reviewed scientific literature. The CIR mission is to review and assess the safety of ingredients used in cosmetics in an open, unbiased, and expert manner, and to publish the results in the peer-reviewed scientific literature. Upon conclusion of its review the CIR issues an International Nomenclature of Cosmetic Ingredients (“INCI”) name to the ingredient. The PCPC does not regulate but provides information on national and international regulation. We presently adhere to the Personal Care Products Council Consumer Commitment Code, including filing timely reports with the FDA regarding manufacturing and ingredient usage.

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: November 14, 2011

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer